                                                                   Exhibit 10.1

                     EMPLOYEE BENEFITS & OTHER EMPLOYMENT MATTERS
                                 ALLOCATION AGREEMENT

    THIS EMPLOYEE BENEFITS & OTHER EMPLOYMENT MATTERS ALLOCATION AGREEMENT ("Agreement") is made and entered into as of August 26, 1997, by and between PRICE ENTERPRISES, INC., a Delaware corporation ("PEI"), and PRICESMART, INC., a Delaware corporation ("PriceSmart," and collectively with PEI, the "Parties"), effective as of the Distribution Date (as hereinafter defined).

                                   R E C I T A L S

    WHEREAS, subject to certain conditions, PEI intends to spin-off its merchandising businesses and certain other assets by distributing to PEI stockholders a special dividend of one share of PriceSmart Common Stock for every four shares of PEI Common Stock held as of the close of business on the Record Date (the "Distribution"); and

    WHEREAS, in connection with such spin-off, PEI and PriceSmart have entered into a Distribution Agreement of even date herewith (the "Distribution Agreement"); and

    WHEREAS, pursuant to the aforesaid Distribution Agreement, PEI and PriceSmart have agreed to enter into an agreement allocating responsibilities with respect to employee compensation, benefits, labor and certain other employment matters pursuant to the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PEI and PriceSmart agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

    Aggregate Spread: the number of shares covered by a PEI Stock Option remaining unexercised on the Distribution Date (after giving effect to the Distribution) multiplied by the positive difference between (i) the sum of
(x) the Post-Distribution Stock Price for a share of PEI Common Stock and
(y) one-fourth of the Post-Distribution Stock Price for a share of PriceSmart Common Stock and (ii) the exercise price of such PEI Stock Option.

    COBRA: Code Section 4980B and ERISA Sections 601 through 608, establishing employer requirements for continuation of health care benefits for the benefit of certain current and former employees or dependents thereof.

    Code: the Internal Revenue Code of 1986, as amended, or any successor legislation.

    Collective Bargaining Agreement: any collective bargaining agreement or other labor agreement to which PEI or any of its subsidiaries or affiliates was a party on or before the Distribution Date.

    Combined Profit Sharing Plan: The PEI Profit Sharing and 401(k) Plan after PriceSmart has become a sponsor thereunder pursuant to Section 2.02(a).

    Commission:  the Securities and Exchange Commission.

    Cut-Off Date: the date requested by either Party as the Cut-Off Date in a written notice to the other Party; provided that the date requested shall not be sooner than 30 days after the date such notice is received.

    Distribution: the spin-off of PriceSmart pursuant to the Distribution Agreement.

    Distribution Agreement: the agreement described in the second recital of this Agreement.

    Distribution Date:  the date on which the Distribution occurs.

    Employee: any individual who is in one of the following categories: a PEI Employee, a PEI Terminee, a PriceSmart Employee, a Transferred Employee or a Retained Employee.

    Employer:  PEI or PriceSmart, as the context indicates.

    Employer Common Stock: PEI Common Stock in the case of Retained Employees and PEI Terminees and PriceSmart Common Stock in the case of PriceSmart Employees.

    Employer Stock Option Plan: a plan which provides for awards of additional compensation to eligible Employees in the form of nonqualified or incentive options to purchase Employer Common Stock, including without limitation, the PEI Director Option Plan, the PEI Stock Option Plan and the PriceSmart Stock Option Plan.

    ERISA: the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

    HMO: any health maintenance organization organized under 42 U.S.C. Sec. 300e-9, or a state health maintenance organization statute that provides medical services for Retained Individuals or PriceSmart Individuals under any Plan.

    IRS:  the Internal Revenue Service.

    Medical/Dental Plan: a Welfare Plan providing health benefits to Employees and their dependents.

    Nasdaq National Market:  The Nasdaq Stock Market's National Market System.

    PEI: Price Enterprises, Inc., a Delaware corporation, or any of its direct or indirect subsidiaries.

    PEI Common Stock: the common stock, par value $.0001 per share, of Price Enterprises, Inc., a Delaware corporation.

    PEI Director Option: an option to purchase PEI Common Stock pursuant to the PEI Director Option Plan.

    PEI Director Option Plan: The Price Enterprises Directors' 1995 Stock Option Plan to be continued by PEI following the Distribution pursuant to
Section 2.03(b).

    PEI Employee:  any individual who is an employee or director of PEI.

    PEI Individual: any individual who is (i) a PEI Employee, (ii) a PEI Terminee, or (iii) a dependent or beneficiary of any individual specified in clause (i) or (ii).

    PEI Medical/Dental Plans: any Medical/Dental Plans maintained for or providing benefits to PEI Individuals.

    PEI Profit Sharing Plan: Prior to the Distribution Date, the PEI Profit Sharing and 401(k) Plan, and from and after the Cut-Off Date, the Profit Sharing Plan maintained for PEI Individuals.

    PEI Qualified Beneficiary: a Qualified Beneficiary who, immediately following the Distribution, is not a PriceSmart Qualified Beneficiary and who, immediately prior to the Distribution, was a Qualified Beneficiary under any PEI Medical/Dental Plan.

    PEI Stock Option: an option to purchase PEI Common Stock pursuant to the PEI Stock Option Plan.

    PEI Stock Option Plan: The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan to be continued by PEI following the Distribution pursuant to
Section 2.03(a).

    PEI Terminee: any individual who was formerly employed by PEI who terminated such employment prior to the Distribution Date.

    Plan: any plan, policy, arrangement, contract or agreement providing compensation benefits for any group of Employees or former Employees or individual Employee or former Employee, or the dependents or beneficiaries of any such Employee or former Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by an Employer to any Employee or former Employee or the beneficiaries of any such Employee or former Employee, adopted or entered into by a Party prior to, or upon the Distribution. The term "Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by PEI or PriceSmart relating to settlement of actual or potential Employee related litigation claims.

    Post-Distribution Stock Price: the average of the per share closing sales prices of PriceSmart Common Stock or PEI Common Stock, as the context indicates, on the Nasdaq National Market during the twenty-trading day period commencing on the sixth trading day following the Distribution Date.

    PriceSmart: PriceSmart, Inc., a Delaware corporation, or any of its direct or indirect subsidiaries.

    PriceSmart Common Stock: the common stock, par value $.0001 per share, of PriceSmart, Inc., a Delaware corporation.

    PriceSmart Employee:  any individual who is (a) a Transferred Employee, or
(b) not a Transferred Employee but becomes an employee of PriceSmart on or after the Distribution Date.

    PriceSmart Individual: any individual who (i) is a Transferred Employee, or (ii) a PriceSmart Employee, or (iii) is a dependent or beneficiary of any individual described in clause (i) or (ii).

    PriceSmart Medical/Dental Plans: the Medical/Dental Plans to be established by PriceSmart in accordance with Section 2.06(a).

    PriceSmart Profit Sharing Plan: From and after the Cut-Off Date, the Profit Sharing Plan maintained for PriceSmart Individuals.

    PriceSmart Qualified Beneficiary: any Transferred Individual (or dependent thereof) who, on or before the Distribution Date, was a Qualified Beneficiary under any PEI Medical/Dental Plan.

    PriceSmart Stock Option: an option to purchase PriceSmart Common Stock pursuant to the PriceSmart Stock Option Plan.

    PriceSmart Stock Option Plan: the 1997 Stock Option Plan of PriceSmart, Inc., as established by PriceSmart pursuant to Section 2.03(c).

    Profit Sharing Plan: (i) during the period from the Distribution Date to the Cut-Off Date, the Combined Profit Sharing Plan and (ii) after the Cut-Off Date, the PEI Profit Sharing Plan or the PriceSmart Profit Sharing Plan.

    Qualified Beneficiary: an individual (or dependent thereof) who either (1) experiences a "qualifying event" (as that term is defined in Code Section 4980B(f)(3) and ERISA Section 603) while a participant in any Medical/Dental Plan, or (2) becomes a "qualified beneficiary" (as that term is defined in Code
Section 4980B(g)(1) and ERISA 607(3)) under any Medical/Dental Plan.

    Record Date:  August 15, 1997.

    Retained Business: any business or operation of PEI or its subsidiaries which is, pursuant to the Distribution Agreement, to be conducted by PEI following the Distribution.

    Retained Employee: any individual who immediately prior to the Distribution was a PEI Employee and who is an employee or director of PEI immediately following the Distribution.

    Retained Individual:  any individual who (i) is a Retained Employee, or
(ii) is, as of the Distribution Date, a PEI Terminee whose last employment with PEI or subsidiary of PEI was with a Retained Business, or (iii) is a dependent or beneficiary of any individual described in clause (i) or (ii).

    Service Credit: the period taken into account under any Plan for purposes of determining length of service or plan participation to satisfy eligibility, vesting, benefit accrual and similar requirements under such Plan.

    Stock Option: a nonqualified or incentive option to purchase Employer Common Stock under an Employer Stock Option Plan.

    Transferred Business: any business or operation of PEI or its subsidiaries which is, pursuant to the Distribution Agreement, to be conducted by PriceSmart immediately following the Distribution.

    Transferred Employee: any individual whose employment with PEI is terminated immediately prior to the Distribution pursuant to the Distribution Agreement and who becomes, immediately after the Distribution, an employee of PriceSmart. It also includes any director of PEI who resigns from the PEI Board of Directors before the Distribution and concurrently or within 90 days thereof is elected to the PriceSmart Board of Directors.

    Transferred Individual: any individual who (i) is a Transferred Employee or (ii) is, as of the Distribution Date, a PEI Terminee whose last employment with PEI or a subsidiary of PEI was with a Transferred Business, or (iii) is a dependent or beneficiary of any individual described in clause (i) or (ii).

    Welfare Plan: any Plan which provides medical, health, disability, accident, life insurance, death, dental or any other welfare benefit, including, without limitation, any post-employment benefit, but excluding vacation benefits covered under Section 2.07.

    Section 1.02 Other Terms. Any capitalized terms used herein but not defined herein shall have the meaning set forth in the Distribution Agreement.

    Section 1.03 Certain Constructions. References to the singular in this Agreement shall refer to the plural and vice-versa and references to the masculine shall refer to the feminine and vice-versa.

    Section 1.04 Sections. References to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

    Section 1.05 Survival. Obligations described in this Agreement shall remain in full force and effect and shall survive the Distribution Date.

                                      ARTICLE II

                                  EMPLOYEE BENEFITS

    Section 2.01 Employment.

         (a) Allocation of Responsibilities on Distribution Date. On the Distribution Date, except to the extent retained or assumed by PEI under this Agreement or any other agreement relating to the Distribution, PriceSmart shall retain or assume, as the case may be, responsibility as employer for the Transferred Employees. On the Distribution Date, except to the extent retained or assumed by

PriceSmart under this Agreement or any other agreement relating to the Distribution, PEI shall retain or assume, as the case may be, responsibility as employer for the Retained Employees. The assumption or retention of responsibility as employer by PEI or PriceSmart described in this Section 2.01 shall not, of itself, constitute a severance or a termination of employment under any Plan which provides for severance benefits and is maintained by PEI nor shall it constitute a change of control of PEI for purposes of any Plan.

         (b) Assumption of Liabilities on Distribution Date: Except as specifically provided in this Agreement, or as otherwise agreed by the Parties:

              (i) Except as provided in Section 2.01(b)(ii), immediately following the Distribution, PriceSmart shall assume or retain, as the case may be, all benefit obligations and all related rights in connection with any Plan with respect to the all Employees and PEI Terminees and PEI shall have no further liability with respect thereto.

              (ii) PEI shall assume or retain, as the case may be, all benefit obligations and all related rights which accrue after the Distribution Date in connection with any Plan and with respect to the Retained Employees, and PriceSmart shall have no further liability with respect thereto; provided, however, that with respect to such Retained Employees who become employed by PriceSmart after the Distribution, any benefit obligations and all related rights in connection with any Plan with respect to such employment with PriceSmart shall be assumed by PriceSmart.

         (c)  Service Credits.

              (i) Distribution Date Service Credits. In connection with the Distribution and for purposes of determining Service Credits under any Plans, PEI shall credit each Retained Employee and PriceSmart shall credit each PriceSmart Employee with such Employee's Service Credits and original hire date as reflected in the PEI records as of the Distribution Date. Such Service Credits and hire date shall continue to be maintained as described herein for as long as the Employee does not terminate employment or as otherwise may be required by applicable law or any applicable Plan.

              (ii) Post-Distribution Service Credits. Subject to the provisions of applicable law and to Sections 2.01(d) and 2.07(c) herein (governing post-Distribution transfers through December 31, 1998), (x) PriceSmart may, in the case of Transferred Employees, in its sole discretion, make such decisions as it deems appropriate with respect to determining Service Credits accrued after the Distribution Date, and (y) PEI may, in the case of Retained Employees, in its sole discretion, make such decisions as it deems appropriate with respect to determining Service Credits accrued after the Distribution Date.

         (d) Post-Distribution Date Transfers. Notwithstanding any provision of this Agreement to the contrary, except to the extent prohibited by applicable law or any applicable agreement, where an Employee leaves the service of one Party to immediately begin employment with the other Party at any time on or before December 31, 1998, such Employee's accrued benefits, account balances, or other rights or interests, to the extent transferable, under any Plan maintained by the former Employer may be transferred to the applicable Plan of the new Employer. The Parties hereby agree to amend any Plan to the extent necessary to comply with the preceding sentence of this Section 2.01(d). This Section

2.01(d) shall not apply to any benefits, balances, rights or interests of such Employees in any Employer Stock Option Plan.

    Section 2.02 Profit Sharing and 401(k) Plans.

         (a) Establishment of Combined Profit Sharing Plan. On or prior to the Distribution Date, PEI and PriceSmart shall take, or cause to be taken, all action necessary and appropriate to permit PriceSmart to become a sponsor of and to permit the PriceSmart Employees to participate in the PEI Profit Sharing Plan, and from and after the Distribution Date and until the Cut-Off Date this Plan shall be the Combined Profit Sharing Plan.

         (b) Establishment of Separate Profit Sharing Plan. Effective as of the Cut-Off Date, either PriceSmart or PEI (as decided by PriceSmart and PEI at such time) shall take, or cause to be taken, all action necessary and appropriate to establish and administer a Profit Sharing Plan separate from the Combined Profit Sharing Plan. This new Profit Sharing Plan shall contain substantially the same terms and conditions as the Combined Profit Sharing Plan. This new Profit Sharing shall be a split up of that portion of the Combined Profit Sharing Plan which is attributable to PriceSmart Individuals or the PEI Individuals, as the case may be. PriceSmart or PEI, as the case may be, shall provide benefits under such new Profit Sharing Plan after the Cut-Off Date for all such its Employees (and its Employees admitted to participation in such Plan after the Cut-Off Date) subject to the terms and provisions of such Plan. This new Profit Sharing Plan shall be intended to qualify for tax-favored treatment under Sections 401(a) and 401(k) of the Code and to comply with the requirements of ERISA.

         (c) Matching and Profit Sharing Contributions. Matching and Discretionary Profit Sharing Contributions (i) under the PEI Profit Sharing Plan and the Combined Profit Sharing Plan with respect to PEI Individuals will be at the sole determination of the PEI Chief Executive Officer or as otherwise provided in such Plans and (ii) under the PriceSmart Profit Sharing Plan and the Combined Profit Sharing Plan with respect to PriceSmart Individuals will be at the sole determination of the PriceSmart Chief Executive Officer or as otherwise provided in such Plans.

         (d) Transfer and Acceptance of Account Balances. As soon as practicable after the Cut-Off Date, PEI and PriceSmart shall cause the trustees of the Combined Profit Sharing Plan to transfer to the trustees or other funding agent of the PriceSmart Profit Sharing Plan or the PEI Profit Sharing Plan, as the case may be, the amounts (in cash, securities, other property or a combination thereof) representing the account balances of all PriceSmart Individuals or PEI individuals, as the case may be, said amounts to be established as account balances or accrued benefits of such individuals under the PriceSmart Profit Sharing Plan or the PEI Profit Sharing Plan, as the case may be. Each such transfer shall comply with Section 414(1) of the Code and the requirements of ERISA and the regulations promulgated thereunder. PriceSmart or PEI, as the case may be, shall cause the trustees or other funding agent of the PriceSmart Profit Sharing Plan or the PEI Profit Sharing Plan, as the case may be, to accept the plan-to-plan transfer from the Combined Profit Sharing Plan trustees, and to credit the accounts of such Transferred Employees (or Retained Employees) under the PriceSmart Profit Sharing Plan (or the PEI Profit Sharing
Plan) with amounts transferred on their behalf.

         (e) PEI to Provide Information. PEI shall provide PriceSmart, as soon as practicable after the Distribution Date (with the cooperation of PriceSmart to the extent that relevant information is in the possession of PriceSmart, and in accordance with Section 5.02), with a list of Transferred

Employees who, to the best knowledge of PEI, were participants in or otherwise entitled to benefits under the PEI Profit Sharing Plan on the Distribution Date, together with a listing of each participant's Service Credits under such Plan and a listing of each such Transferred Employee's account balance thereunder, and each Transferred Employee's investment election and beneficiary designation. PEI shall, as soon as practicable after the Distribution Date and in accordance with Section 5.02, provide PriceSmart with such additional information in the possession of PEI (and not already in the possession of PriceSmart) as may be reasonably requested by PriceSmart and necessary for PriceSmart to administer effectively its portion of the Combined Profit Sharing Plan and the PriceSmart Profit Sharing Plan.

         (f) Regulatory Filings. PriceSmart and PEI shall, in connection with the plan-to-plan transfer described in Section 2.02(d), cooperate in making any and all appropriate filings required by the Commission or the IRS, or required under the Code or ERISA or any applicable securities laws and the regulations thereunder, and take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place as soon as practicable after the Cut-Off Date or otherwise when required by law. Further, PriceSmart or PEI, as the case may be, shall seek a favorable IRS determination letter that the PriceSmart Profit Sharing Plan or the PEI Profit Sharing Plan, as the case may be, as organized, satisfies all qualification requirements under Section 401(a) of the Code. Notwithstanding the foregoing, such plan-to-plan transfers shall take place pending issuance of such favorable determination letter. PriceSmart and PEI shall each make any necessary amendments on a retroactive basis to the Combined Profit Sharing Plan, the PriceSmart Profit Sharing Plan or the PEI Profit Sharing Plan, respectively, as required by the IRS to issue the favorable determination letter described above.

         (g)  Account Balances of Retained Employees.  Except as provided in
Section 2.02(b) and Section 2.02(c), on the Distribution Date, PriceSmart shall assume or retain, as the case may be, sole responsibility for all liabilities and obligations existing as of the Distribution Date under the PEI Profit Sharing Plan (including, but not limited to, liabilities and obligations to PEI Terminees), and PEI shall have no liability or obligation with respect thereto. PEI shall assume or retain, as the case may be, sole responsibility for all liabilities and obligations arising after the Distribution Date under the Combined Profit Sharing Plan and/or under the PEI Profit Sharing Plan with respect to Retained Employees, and PriceSmart shall have no liability or obligation with respect thereto.

    Section 2.03 Stock Plans.

         (a) PEI Stock Option Plan. PEI shall continue the PEI Stock Option Plan. All options granted under the PEI Stock Option Plan will continue to be denominated in PEI Common Stock. PEI shall continue to reserve those shares already reserved under the PEI Stock Option Plan. Additionally, PEI, after the Distribution Date, will cause to be reserved any additional shares identified for reservation thereunder to the extent authorized by the stockholders of PEI.

         (b) PEI Director Option Plan. PEI shall continue the PEI Director Option Plan. All options granted under the PEI Director Option Plan will continue to be denominated in PEI Common Stock. PEI shall continue to reserve those shares already reserved under the PEI Director Option Plan. Additionally, PEI, after the Distribution, will cause to be reserved any additional shares identified for reservation thereunder to the extent authorized by the stockholders.

         (c) PriceSmart Stock Option Plan. On or prior to the Distribution Date, PriceSmart shall take, or cause to be taken, all action necessary and appropriate to approve the adoption of the PriceSmart Stock Option Plan. As soon as practicable after the Distribution Date, PriceSmart shall take, or cause to be taken, all action necessary and appropriate to approve grants of PriceSmart Stock Options for PriceSmart Individuals, in accordance with
Section 2.03(d)(iii). All awards under the PriceSmart Stock Option Plan will be denominated in PriceSmart Common Stock. PriceSmart will reserve 700,000 shares of PriceSmart

Common Stock for issuance under the PriceSmart Stock Option Plan, to the extent authorized by PEI, its sole stockholder, prior to the Distribution Date. Any such shares not used to adjust outstanding PEI Stock Options pursuant to Section 2.03(d)(iii) will be available for future awards to PriceSmart Employees.

         (d) Effect of the Distribution on Awards Made Prior to the Distribution Date.

              (i) Exercise and Cancellation of Vested PEI Options Held By Transferred Employees: All Transferred Employees holding vested PEI Stock Options or PEI Director Options shall be required to exercise such Stock Options prior to the date 90 days after the Distribution Date. All PEI Stock Options and PEI Director Options held by Transferred Employees shall be cancelled in accordance with their terms (except in case of death or disability) on the date 90 days after the Distribution Date.

              (ii) Treatment of PEI Options Held By Retained Employees: PEI Stock Options and PEI Director Options, whether vested or unvested, held by Retained Employees shall remain in effect following the Distribution and shall be equitably adjusted in accordance with Section 2.03(d)(iv) to reflect the Distribution. Retained Employees shall not be required to exercise such PEI Stock Options or PEI Director Options within 90 days after the Distribution Date.

              (iii) Substitution of Stock Options: As soon as practicable after the Distribution Date, each Transferred Employee that is a grantee of PEI Stock Options that have not yet vested in accordance with their terms shall receive for each such PEI Stock Options, in substitution therefor, PriceSmart Stock Options. Each such PriceSmart Stock Option shall contain substantially equivalent terms as the PEI Stock Option to be cancelled and replaced, except (i) to the extent modified by PriceSmart, in its sole discretion and (ii) the exercise price of and number of shares covered by the PriceSmart Stock Option will be set to preserve the Aggregate Spread in value attributed to the existing unvested PEI Stock Options held by such Transferred Employee.

              (iv) Adjustment of Option Price for PEI Stock Options: For purposes of determining the adjusted option price of PEI Stock Options and PEI Director Options, the formula set forth in Exhibit A to this Agreement shall be used to maintain each optionee's Aggregate Spread on each outstanding grant of PEI Stock Options and PEI Director Options.

              (v) Limitation on Adjustments: To the extent that any adjustment or limitations of this Section 2.03(d) is inconsistent with the PEI Stock Option Plan, the PEI Director Plan and the PriceSmart Stock Option Plan or the intended tax or accounting treatment of the Distribution or any option, it shall not apply, and PEI and PriceSmart shall mutually agree on an alternative adjustment.

    Section 2.04 Combined Medical/Dental Plans. On or prior to the Distribution Date, PEI and PriceSmart shall take, or cause to be taken, all action necessary and appropriate to permit PriceSmart Employees to participate in the PEI Medical/Dental Plans.

    Section 2.05 PEI Medical/Dental Plans.

         (a)  Liability for Claims.

              (i) Except as otherwise provided herein, as of the Distribution Date, PEI shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed after the Distribution Date in respect of any Retained Employee (or any dependent or beneficiary thereof) under any PEI Medical/Dental Plan and claims asserted or incurred or premiums due after the Distribution Date in respect of any Retained Employee (or any dependent or beneficiary thereof) under any PEI Medical/Dental Plan, and PriceSmart shall have no liability or obligation with respect thereto.

              (ii) Except as otherwise provided herein, as of the Distribution Date, PriceSmart shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed as of the Distribution Date with respect to all Employees and after the Distribution Date in respect of any Transferred Employee (or any dependent or beneficiary thereof) or PEI Terminee (or any dependent or beneficiary thereof) under any PEI Medical/Dental Plan and claims asserted or incurred or premiums due after the Distribution Date in respect of any Transferred Employee (or any dependent or beneficiary thereof) or PEI Terminee (or any dependent or beneficiary thereof) under any PEI Medical/Dental Plan, and PEI shall have no liability or obligation with respect thereto.

         (b) Continuation Coverage Administration. As of the Distribution Date, PriceSmart shall assume or retain and shall be solely responsible for, or cause its insurance carriers or HMOs to be responsible for, providing and administering the continuation coverage required by COBRA as it relates to any Qualified Beneficiary, except as provided in Section 2.05(d), and PEI shall have no liability or obligation with respect thereto.

         (c) Continuation Coverage Claims. As of the Distribution Date, PriceSmart shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations in connection with claims asserted or incurred or premiums owed through the Distribution Date under any PEI Medical/Dental Plan in respect of any Qualified Beneficiary and claims asserted or incurred or premiums owed after the Distribution Date under any PEI Medical/Dental Plan in respect of any Qualified Beneficiary, and PEI shall have no liability or obligation with respect thereto.

         (c) Liability for Claims. As of the Distribution Date, PEI shall assume and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations in connection with claims asserted or incurred or premiums due after the Distribution Date in respect of any Retained Employee (or any dependent or beneficiary thereof) under any PEI Medical/Dental Plan and PriceSmart shall have no liability or obligation with respect thereto.

    Section 2.06 PriceSmart Medical/Dental Plans.

         (a) Establishment of PriceSmart Medical/Dental Plans. On or prior to December 31, 1997, PriceSmart shall take, or cause to be taken, all action necessary and appropriate to establish and administer (or continue to administer) the PriceSmart Medical/Dental Plans and to provide benefits thereunder for all Transferred Individuals (and any dependents or beneficiaries thereof), and PriceSmart Qualified Beneficiaries (with respect to continuation coverage under COBRA only) who, immediately prior to December 31, 1997 were participants in or otherwise entitled to benefits under the PEI Medical/Dental Plans. Each such individual shall, to the extent applicable, for all purposes under the new PriceSmart Medical/Dental Plans (i) have coverage which is substantially comparable to that provided immediately prior to December 31, 1997, (ii) have no preexisting condition limitation imposed other than that which is or was already imposed under the applicable existing Plan, and
(iii) be credited with or otherwise have taken into account, to the extent applicable, Service Credits, any expenses incurred towards deductibles, out-of-pocket limits, maximum benefit payments, and any benefit usage towards plan limits credited to such individual as of the Distribution Date under the terms of the applicable existing Plan as if such service had been rendered to PriceSmart and as if such expenses and usage had originally been credited to such individual under the PriceSmart Medical/Dental Plans.

         (b) PEI to Provide Information. As soon as practicable after the Distribution Date, PEI shall provide PriceSmart (with the cooperation of PriceSmart to the extent that relevant information is in the possession of PriceSmart, and in accordance with Section 5.02), with a list of individuals (and dependents thereof) employed by PriceSmart who were, to the best knowledge of PEI, participants in or otherwise entitled to benefits under the PEI Medical/Dental Plans immediately prior to the Distribution Date, together with a listing of each such individual's Service Credit under such Plans and a listing of each such individual's expenses incurred towards deductibles, out-of-pocket limits, maximum benefit payments, and any benefit usage towards plan limits thereunder. PEI shall, as soon as practicable after the Distribution Date, in accordance with Section 5.02 provide PriceSmart with such additional information in the possession of PEI (and not already in the possession of PriceSmart) as may be reasonably requested by PriceSmart and necessary for PriceSmart to establish and administer effectively any PriceSmart Medical/Dental Plan.

    Section 2.07 Vacation and Sick Pay Liabilities.

         (a) Division of Liabilities. Effective on the Distribution Date, PriceSmart shall assume all accrued liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of all Employees as of the Distribution Date. PriceSmart shall be solely responsible for the payment to PriceSmart Employees of vacation or sick leave accrued after the Distribution Date, and PEI shall be solely responsible for the payment to Retained Employees of vacation or sick leave accrued after the Distribution Date.

         (b) Post-Distribution Transfers. Through December 31, 1998, an Employee who leaves the service of one Party to immediately begin employment with the other Party (i.e., leaving PEI employment to work for PriceSmart, or leaving PriceSmart employment to work for PEI) shall be provided by the successor employer with the same balance of vested and unvested vacation and sick leave hours as had been accrued by the former Employer through such termination date. The former Employer shall promptly notify the successor Employer in writing of the occurrence of any termination subject to the provisions of this Section 2.07(b), and, subject to the provisions of Section 3.04(b), the former Employer shall make a payment to the successor Employer within thirty (30) days of the aforesaid termination date in an amount equal to the value of the terminating Employee's vested balance of vacation leave and sick leave accrued by the former Employer through such termination date, based on the Employee's final rate of pay with the former Employer. No payment shall be made by the former Employer to the successor Employer for any unvested sick leave or vacation leave balance relating to any post-Distribution transfer.

    Section 2.08 Preservation of Right To Amend or Terminate Plans. Except as otherwise expressly provided in this Article II, no provisions of this Agreement, including, without limitation, the agreement of PEI or PriceSmart to make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of PEI or PriceSmart to amend such Plan or terminate its participation therein which PEI or PriceSmart would otherwise have under the terms of such

Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or former employee, or dependent or beneficiary of such employee or former employee under a Plan which such person would not otherwise have under the terms of the Plan itself; provided, however, that neither Party shall amend any Plan to the extent that such amendment would have the effect of increasing the liabilities of the other Party under any Plan of the other Party, without such other Party's consent.

    Section 2.09 Reimbursement. PEI and PriceSmart acknowledge that PEI, on the one hand, and PriceSmart, on the other hand, may incur costs and expenses, including, but not limited to, contributions to Plans and the payment of insurance premiums arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other Party hereto. Accordingly, PEI and PriceSmart shall reimburse each other, as soon as practicable, but in any event within thirty (30) days of receipt from the other Party of appropriate verification, for all such costs and expenses.

    Section 2.10 Payroll Reporting and Withholding.

         (a)  Form W-2 Reporting.  PriceSmart and PEI may adopt the
"alternative procedure" for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Section 5 of Revenue Procedure 84-77, 1984-2 IRS Cumulative Bulletin 753 ("Rev. Proc. 84-77"). Under this procedure PriceSmart as the successor employer shall provide all required Forms W-2 to all Transferred Employees reflecting all wages paid and taxes withheld by both PEI as the predecessor and PriceSmart as the successor employer for the entire year during which the Distribution takes place. PEI shall provide all required Forms W-2 to all Retained Employees reflecting all wages and taxes paid and withheld by PEI before and after the Distribution Date.

         In connection with the aforesaid agreement under Rev. Proc. 84-77, each business unit or business operation of PEI shall be assigned to either PEI or PriceSmart, depending upon whether it is a Retained Business or a Transferred Business, and each Retained Employee or Transferred Employee associated with such business unit or business operation shall be assigned for payroll reporting purposes to PEI or PriceSmart, as the case may be. PEI and PriceSmart shall be responsible for filing IRS Forms 941 for their respective Employees.

         (b) Forms W-4 and W-5. PriceSmart and PEI may adopt the alternative procedure of Rev. Proc. 84-77 for purposes of filing IRS Forms W-4 (Employee's Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate). Under this procedure PEI shall provide to PriceSmart as the successor employer all IRS Forms W-4 and W-5 on file with respect to each Transferred Employee, and PriceSmart will honor these forms until such time, if any, that such Transferred Employee submits a revised form.

         (c) Garnishments, Tax Levies, Child Support Orders, and Wage Assignments. With respect to Employees with garnishments, tax levies, child support orders, and wage assignments in effect with PEI on the Distribution Date, PriceSmart as the successor employer with respect to each Transferred Employee shall honor such payroll deduction authorizations and will continue to make payroll deductions and payments to the authorized payee, as specified by the court or governmental order which was filed with PEI.

         (d) Authorizations for Payroll Deductions. Unless otherwise prohibited by this or another agreement entered into in connection with the Distribution, or by a Plan document, with respect to Transferred Employees with authorizations for payroll deductions in effect with PEI on the Distribution Date, PriceSmart as the successor employer will honor such payroll deduction authorizations relating to each Transferred Employee, and shall not require that such Transferred Employee submit a new authorization to the extent that the type of deduction by PriceSmart does not differ from that made by PEI. Such deduction types include, without limitation, contributions to any Plan; scheduled loan repayments to the relevant Profit Sharing Plan or to an employee credit union; and direct deposit of payroll, bonus advances, union dues, employee relocation loans, and other types of authorized company receivables usually collectible through payroll deductions.

                                     ARTICLE III

                             LABOR AND EMPLOYMENT MATTERS

    Notwithstanding any other provision of this Agreement or any other Agreement between PriceSmart and PEI to the contrary, PriceSmart and PEI understand and agree that:

    Section 3.01 Separate Employers. On and after the Distribution Date and the separation of Employees into their respective companies, PriceSmart and PEI will be separate and independent employers.

    Section 3.02 Employment Policies and Practices. Subject to the provisions of ERISA and Sections 2.01(b) and 2.07(c) governing post-Distribution transfers, and except as limited by applicable law or agreement, PriceSmart and PEI may adopt, continue, modify or terminate such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans of any kind or description, as each may determine, in its sole discretion, are necessary or appropriate.

    Section 3.03 Collective Bargaining Agreements. With regard to Employees covered by a Collective Bargaining Agreement on the Distribution Date who become PriceSmart Employees or Retained Employees, PriceSmart and PEI promise and covenant to each other not to take any action which disrupts or otherwise negatively impacts the labor relations of the other. PriceSmart and PEI will diligently work to substitute the appropriate employer for PEI in Collective Bargaining Agreements.

    Section 3.04 Special Matters.

         (a) Administrative Services in Connection with the Combined Profit Sharing Plan. It is agreed that PriceSmart will provide administrative services to the Combined Profit Sharing Plan from the Distribution Date through the Cut-Off Date at a reasonable fee to be agreed upon by PEI and PriceSmart, which fee shall comply with ERISA and other applicable law. Such services will be substantially similar to the services provided by PEI employees to the Combined Profit Sharing Plan.

         (b) Payments to PEI. To the extent that PEI makes any payment for, or takes responsibility for future payment of, any liability or obligation which exists as of the Distribution Date and is assumed by PriceSmart pursuant to this Agreement (any such payment, a "Liability Payment"), not later than thirty (30) days after receipt of an invoice from PEI of such Liability Payment, PriceSmart shall make a payment to PEI equal to the amount of such Liability Payment.

    Section 3.05 Notice of Claims. Without limitation to the scope and application to each Party in the performance of its duties under Sections 3.03 and 3.04 herein, each Party will notify in writing and consult with the other Party prior to making any settlement of an employee claim, for the purpose of avoiding any prejudice to such other Party arising from the settlement.

    Section 3.06 Assumption of Unemployment Tax Rates. Changes in state unemployment tax experience from that of PEI as of the Distribution Date shall be handled as follows. In the event an option exists to allocate state unemployment tax experience of PEI, the PEI experience shall be transferred to PriceSmart if this results in the lowest aggregate unemployment tax costs for both PEI and PriceSmart combined, and the PEI experience shall be retained by PEI if this results in the lowest aggregate unemployment tax costs for PEI and PriceSmart combined.

    Section 3.07 Employees on Leave of Absence. After the Distribution Date, PriceSmart shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were employed in a Transferred Business. After the Distribution Date, PEI shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were not employed in a Transferred Business.

    Section 3.08 No Third Party Beneficiary Rights.

         (a) Neither this Agreement nor any other intercompany agreement between PriceSmart and PEI is intended to nor does it create any third party contractual or other common law rights. No person shall be deemed a third-party beneficiary of the agreements between PriceSmart and PEI.

         (b) Nothing contained in this Agreement shall confer upon any Employee any right with respect to continuance of employment by either Party, nor shall anything herein interfere with the right of either party to terminate the employment of any Employee at any time, with or without cause, or restrict a Party in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of an Employee, except as provided by applicable law.

         (c) No provision of this Agreement shall create any third party beneficiary rights in any Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Employee by either Party or under any benefit plan which a Party may maintain.

    Section 3.09 Attorney/Client Privilege. The provisions herein requiring either Party to this Agreement to cooperate shall not be deemed to be a waiver of the attorney/client privilege for either Party nor shall it require either Party to waive its attorney/client privilege.

                                      ARTICLE IV

                                       DEFAULT

    Section 4.01 Default. If either Party materially defaults hereunder, the non-defaulting Party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred).

    Section 4.02 Force Majeure. PriceSmart and PEI shall incur no liability to each other due to a default under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out, work stoppage or slow-down, labor disturbances, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other delay beyond each other's reasonable control.

                                      ARTICLE V

                                    MISCELLANEOUS

    Section 5.01 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

    Section 5.02 Access to Information; Cooperation. PEI and PriceSmart and their authorized agents shall be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other Party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such Party. The Parties shall provide one another with such information within the scope of this Agreement as is reasonably necessary to administer each Party's Plans. The Parties shall cooperate with each other to minimize the disruption caused by any such access and providing of information.

    Section 5.03 Assignment. Neither Party shall, without the prior written consent of the other, have the right to assign any rights or delegate any obligations under this Agreement.

    Section 5.04 Headings. The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

    Section 5.05 Severability of Provisions. Neither PEI nor PriceSmart intend to violate statutory or common law by executing this Agreement. If any section, sentence, paragraph, clause or combination of provisions in this Agreement is in violation of any law, such sections, sentences, paragraphs, clauses or combinations shall be inoperative and the remainder of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

    Section 5.06 Parties Bound. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

    Section 5.07 Notices. All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the named representatives of the Parties at the following addresses or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         (a)  if to PEI:

              Price Enterprises, Inc.
              4649 Morena Blvd.
              San Diego, CA 92117
              fax:
              Attention: Jack McGrory

         (b)  if to PriceSmart:

              PriceSmart, Inc.
              4649 Morena Blvd.
              San Diego, CA 92117
              fax:
              Attention: Robert M. Gans

PriceSmart and PEI agree that, upon the request of either Party, the requested Party will give copies of all of its notices, consents, approvals and other communications hereunder to any lender to the requesting Party or other person specified by such requesting Party.

    Section 5.08 Further Action. PriceSmart and PEI each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other Party to implement the terms and provisions of this Agreement.

    Section 5.09 Waiver. PriceSmart and PEI each agree that the waiver of any default under any term or condition of this Agreement shall not constitute a waiver of any subsequent default or nullify the effectiveness of that term or condition.

    Section 5.10 Governing Law. All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of California, regardless of the laws that might be applied under applicable principles of conflicts of laws.

    Section 5.11 Entire Agreement. This Agreement and the Distribution Agreement constitute the entire understanding between the Parties hereto, and supersede all prior written or oral communications, relating to the subject matter covered by said agreements. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, the interpretation given to the conflicting terms of the Distribution Agreement shall govern the interpretation and performance of this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either Party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by the Parties.

    Section 5.12 Dispute Resolution. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section
9.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                             PRICE ENTERPRISES, INC., a Delaware corporation



                             By:  /s/ ROBERT E. PRICE
                                  -----------------------------------
                                  Name:  Robert E. Price
                                         ----------------------------
                                  Title: Chairman, President and CEO
                                         ----------------------------


                             PRICESMART, INC., a Delaware corporation



                             By:  /s/ ROBERT E. PRICE
                                  -----------------------------------
                                  Name:  Robert E. Price
                                         ----------------------------
                                  Title: Chairman, President and CEO
                                         ----------------------------